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                                                               Exhibit 10.6
                                                               ------------

                              CURAGEN CORPORATION
                              -------------------


Action by Directors
 Without a Meeting                                             May 12, 1997
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     Pursuant to Section 141(f) of the General Corporation Law of the State of
Delaware, the undersigned, being all of the members of the Board of Directors of Curagen Corporation, a Delaware corporation (the "Corporation"), do hereby consent to the following actions, which shall constitute a special meeting of the Board of Directors of the Corporation.

     The adoption of the following resolutions:

RESOLVED:      That the Non-Statutory Stock Option Agreements (the "Agreements")
               between the Corporation and Gregory Went attached hereto as Exhibits A, B, and C be amended as follows:


               1. The first paragraph of Section 4 of each of the Agreements shall be amended to eliminate the requirements that (i) at least 50% of the vested portion of the option be exercised on any exercise date, and (ii) the option only be exercised once per calendar year. As amended, the first paragraph of Section 4 of each of the Agreements shall read as follows:

                    4.  Exercise of Option. During the Option Period, the
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                    Optionee shall be entitled to purchase from the Corporation the shares of Stock subject to the Option in whole at any time or in part from time to time, to the extent that the Option is vested (or to the extent that the Option is otherwise exercisable pursuant to Section 5 below), by giving written notice of exercise to the Corporation.

               2. Section 6 of each the Agreements shall be amended to provide hat the option shall be transferable under certain conditions and, as amended, shall read as follows:

                    6.  Transferability of Option. This Option may be
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                    transferred in whole or part, by the Optionee to (i) the
                    spouse, children, step-children or any other issue of the Optionee ("Family Members"), (ii) any trust for the exclusive benefit of Family Members, (iii) any partnership of which Family Members are the only partners, or (iv) any limited liability company of which Family Members are the only shareholders; provided, however, that any subsequent

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                   transfers of this Option, or any part thereof, shall be
                   prohibited except by will or by the laws of descent and distribution. The Administrator may permit transfers in addition to those described above in its discretion .

                   In the event of the Optionee's death or disability, the Option may be exercised by the Optionee's Representative.

                   Following any transfer hereunder, the Option shall continue to be subject to the terms and conditions of this Agreement as if the Transferee were the Optionee; provided, however, that the events of (i) vesting based on continued employment in Section 2 hereof and (ii) termination of employment in Sections 5 and 13 hereof shall continue to be applied to the original Optionee, and following termination of employment the Option shall be exercisable by any transferee only to the extent and for the periods specified in Section 5 hereof. The original Optionee will also remain subject to withholding taxes upon exercise of the Option pursuant to Section 12 hereof. The original Optionee agrees to notify the Corporation in writing upon the completion of any transfer pursuant to this Section, such notice to include the name and address of the transferee and the date of transfer. The Company undertakes no obligation to notify any transferee of any event affecting the employment status of the original Optionee or otherwise affecting this Option which may have the effect of limiting or terminating the Option .

RESOLVED:      To amend Section III.1.(e) of the Corporation's 1993 Stock Option
               and Incentive Award Plan attached hereto as Exhibit D (the
               "Plan") to allow for the granting of transferable options pursuant to the Plan. As amended, Section III.1.(e) shall read as follows:

                    (e) A NQO shall not be transferable by an Optionee other than (i) by will or by the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder or (iii) as otherwise determined by the Administrator and set forth in the applicable Option Agreement. The designation of a beneficiary of an Option by an Optionee shall not be deemed a transfer prohibited by this paragraph. Except as provided above, a NQO shall be exercisable, during the Optionee's lifetime, only by the Optionee (or by the Optionee's Representative).

RESOLVED:      That the officers of the Corporation be, and each hereby is, authorized in the name and on behalf of the Corporation to take any and all actions

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          which any of said officers deem necessary or advisable in order to effect the intent of the foregoing Resolutions.


                                               DIRECTORS:
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                                               /s/ Vincent T. DeVita
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                                               Vincent T. DeVita, Jr.


                                               /s/  Jonathan M. Rothberg
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                                               Jonathan M. Rothberg

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